Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MIRNA THERAPEUTICS, INC.

Mirna Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:

A.	The name of the Corporation is Mirna Therapeutics, Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 20, 2007. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 3, 2009. A Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 4, 2009. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 10, 2011. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 22, 2012. A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 21, 2014. A Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 27, 2015. A Seventh Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 29, 2015. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 5, 2015 (the “Prior Certificate”).

B.	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) amends the Prior Certificate, and has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 141, 211 and 242 of the DGCL.

C.	Article I of the Prior Certificate is hereby amended and restated to read as follows:

“ARTICLE I

“The name of the corporation is Synlogic, Inc. (the “Corporation”).”

D.	The Certificate of Amendment so adopted reads in full as set forth above and is hereby incorporated by reference. All other provisions of the Prior Certificate remain in full force and effect.

IN WITNESS WHEREOF, Mirna Therapeutics, Inc. has caused this Certificate of Amendment to be signed by Jose-Carlos Gutierrez-Ramos, a duly authorized officer of the Corporation, on August 28, 2017.

MIRNA THERAPEUTICS, INC.

By:	/s/ Jose-Carlos Gutierrez-Ramos
Name:	Jose-Carlos Gutierrez-Ramos
Title:	President and Chief Executive Officer